Exhibit 10.1.2

AMENDMENT NO. 1
TO
DIRECTOR COMPENSATION PLAN
OF
CORENERGY INFRASTRUCTURE TRUST, INC.

WHEREAS, the Dividend Reinvestment Plan (the “DRIP Plan”) of CorEnergy Infrastructure Trust, Inc. (the “Corporation”) was originally approved by the Company’s Board of Directors in 2007 as the Dividend Reinvestment Plan of Tortoise Capital Resources Corporation, prior to the Corporation changing its legal name from Tortoise Capital Resources Corporation to CorEnergy Infrastructure Trust, Inc., and was filed with the Securities and Exchange Commission (“SEC”) on October 12, 2007 as an exhibit to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2007; and

WHEREAS, the Board of Directors of the Company has deemed it advisable to amend the DRIP Plan to: (i) update the name of the Corporation, as set forth in the title of the DRIP Plan and in the first grammatical paragraph thereof, to correspond to the Corporation’s current legal name, “CorEnergy Infrastructure Trust, Inc.” rather than its prior legal name, “Tortoise Capital Resources Corporation”; and (ii) add a new Section 12 to the DRIP Plan, authorizing the Corporation’s Board of Directors to suspend operation of the DRIP Plan, and cause all distributions declared with respect to the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), including dividends, capital gains, or return of capital, to be paid to the holders of Common Stock in cash, for any quarter during which the Corporation is not able to issue Common Stock under the DRIP Plan pursuant to an effective SEC registration statement under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Board of Directors has received the advice of counsel that the substantive amendment of the DRIP Plan on the terms set forth herein is necessary and appropriate in order to ensure continued compliance by the DRIP Plan with applicable requirements of the Securities Act and the related rules and policies of the SEC, as contemplated by Section 10 of the DRIP Plan.

NOW, THEREFORE, pursuant to the determination of the Board of Directors of the Company, the DRIP Plan is hereby amended in the following three respects:

I.	The initial heading setting forth the title at the top of the DRIP Plan is hereby deleted in its entirety and restated to read as follows:
CORENERGY INFRASTRUCTURE TRUST, INC.
TERMS AND CONDITIONS OF THE DIVIDEND REINVESTMENT PLAN

II.	The first grammatical paragraph of the DRIP Plan is hereby deleted in its entirety and restated to read as follows:
Registered holders (“Common Shareholders”) of common shares (the “Common Shares”) of CorEnergy Infrastructure Trust, Inc. (the “Company”) whose Common Shares are registered with us or with a brokerage firm that participates in our Dividend Reinvestment Plan (the “Plan”) and has coded such holder’s account dividend reinvestment will automatically be enrolled (the “Participants”) in the Plan and are advised as follows:

III.	A new Section 12 is hereby added, immediately following Section 11 of the DRIP Plan, to read as follows:
12. SUSPENSION OF DIVIDEND REINVESTMENT. The Company reserves the right to suspend the operation of this Plan, and to require that all distributions, including dividends, capital gains, or return of capital, shall be automatically paid in cash rather than being reinvested by the Agent in additional Common Shares of the Company, for any quarter as to which the Company has determined, in consultation with legal counsel, that the Company is unable, or may be unable, to issue such

Exhibit 10.1.2

Common Shares under the Plan pursuant to an effective registration statement that satisfies the requirements of the U.S. Securities Act of 1933, as amended.

All other terms and provisions of the DRIP Plan shall remain as stated therein and this Amendment No. 1 shall be effective as of April 24, 2019.